EXHIBIT 10(d)

                                1993-1 AMENDMENT
                                       TO
                                    OLD KENT
                        EXECUTIVE RETIREMENT INCOME PLAN


     This is an amendment, effective August 16, 1993, by Old Kent Financial Corporation ("OKFC").


                              W I T N E S S E T H:


          WHEREAS, OKFC amended and restated the Old Kent Executive Retirement Income Plan ("plan") effective January 1, 1989;

          NOW, THEREFORE, the Employer amends Section 6.2(d) of the plan as follows:

     (d) Lump Sum Election. If the Participant elects a lump-sum payment, the Participant's benefit shall be distributed in a single payment. The amount of the lump sum shall be the actuarially equivalent present value of the Participant's benefit payable at Normal Retirement Date. The lump sum benefit shall be determined in the manner provided under the Old Kent Retirement Income Plan as in effect on the date the Participant's employment terminates. The Participant may elect or waive a prior election of the lump-sum payment on a form supplied for that purpose, provided, however, only one election or waiver may be made during a Plan Year. If employment terminates for any reason before the second anniversary of the date of an election or waiver, the election or waiver shall be void and the form of payment in effect immediately prior to the election or waiver shall apply. The preceding sentence shall not apply to an election that is made by the Participant at the time of initial participation in this plan. The election of a lump-sum payment also shall be void if the Participant dies before the first day of the first month following the date the Participant's employment terminates. If the Participant fails to make a valid lump-sum election, the Participant's benefit shall be paid as specified in (a), (b), (c) or (e).


     IN WITNESS WHEREOF, this amendment is executed this 16th day of August, 1993.

                              OLD KENT FINANCIAL CORPORATION


                              By /S/ Martin J. Allen, Jr.
                                 Martin J. Allen, Jr.
                                 Its Secretary